UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 9, 2015


                               CANNAPHARMARX, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                    000-27055                 24-4635140
-----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)

                   One Collins Drive, Carneys Point, NJ 08069
               --------------------------------------------------
                    (Address of principal executive offices)


                                  856-376-0500
        -----------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[_] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
--------------------------------------------------------------------------------

Effective February 9, 2015, Christopher P. Schnittker, CPA was appointed as the Company's new Chief Financial Officer. Mr. Schnittker, 46 years old, is a senior executive with more than twenty five years of financial management, SEC reporting and corporate governance experience in the pharmaceutical, biotechnology and medical device industries. His prior experience and current compensatory arrangements are as follows:

CHRISTOPHER P. SCHNITTKER, CPA, AGE 46, CHIEF FINANCIAL OFFICER

Prior to joining the Company, Mr. Schnittker was employed by Cambrooke Therapeutics, Inc., a privately-held leader in therapeutic medical nutrition based in Boston, from July to December of 2014 as its Chief Financial Officer. Cambrooke specializes in the treatment of multiple rare and orphan diseases through nutrition, including phenylketoneuria (PKU) and epilepsy, generating approximately $10 million in annual revenues. Prior to joining Cambrooke, Mr. Schnittker was the Chief Financial officer of Echo Therapeutics, a NASDAQ-traded medical device company developing its SYMPHONY TCGM SYSTEM as a non-invasive, wireless, transdermal continuous glucose monitoring system for patients with diabetes and for use in hospital critical care units, from May 2011 to July 2014. Prior to joining Echo, Mr. Schnittker was the Vice President - Administration, Corporate Secretary and Chief Accounting Officer of Soligenix, Inc., an OTC Bulletin Board-traded biotechnology company developing small molecule pharmaceutical products to treat the life-threatening side effects of cancer treatments and serious gastrointestinal diseases, and vaccines for certain bioterrorism agents, from July 2009 to April 2011. Prior to joining Soligenix, Mr. Schnittker was the Vice President and Chief Financial Officer of VioQuest Pharmaceuticals, an OTC Bulletin Board-traded biotechnology company targeting both the molecular basis of cancer and side effects of treatment based in Basking Ridge, NJ, from July 2008 until its dissolution in October 2009. Prior to joining VioQuest, Mr. Schnittker served as Senior Vice President and Chief Financial Officer at Micromet, Inc., a NASDAQ-traded biotechnology company focused on bi-specific antibodies used in treating oncology and inflammatory diseases located in Bethesda, MD and Munich, Germany, from October 2006 to December 2007. Prior to joining Micromet, Mr. Schnittker served as Senior Vice President and Chief Financial Officer at Cytogen Corporation, a NASDAQ-traded specialty pharmaceuticals company focused on antibody-based prostate cancer therapeutics and diagnostics located in Princeton, NJ, from September 2003 to June 2006. Prior to joining Cytogen, Mr. Schnittker was Senior Vice President, CFO and Corporate Secretary of Genaera Corporation, a NASDAQ-traded biotechnology company focused on oncology and respiratory therapeutics based just outside of Philadelphia, PA, from June 2000 to August 2003. Mr. Schnittker has also held previous management positions in accounting, reporting, finance and auditing at GSI Commerce, Rhone-Poulenc Rorer (now part of Sanofi Aventis), and Price Waterhouse (now PricewaterhouseCoopers). Mr. Schnittker received his B.A. degree in Economics and Business, with a concentration in Accounting, from Lafayette College and is a Certified Public Accountant actively licensed in the State of New Jersey.

COMPENSATORY ARRANGEMENTS

Mr. Schnittker's compensation will be set initially at $150,000 per annum, and will be paid in accordance with the Company's regular payroll practices and established policies. Additionally, he will be eligible for a 25% annual bonus to be initially paid in February 2016. Once the Company raises in excess of $25,000,000 in capital, his salary will be adjusted to $220,000 per annum.

As of February 9, 2015, the Company granted Mr. Schnittker stock options to purchase 450,000 shares of the Company's common stock, $0.0001 par value, at an exercise price per share of $2.50 and not pursuant to any shareholder-approved equity plan (the "Options"). Subject to Mr. Schnittker's continued employment with the Company, 150,000 of these Options will each vest on February 9, 2016, 2017 and 2018.

OTHER MATTERS

Also effective February 9, 2015, Gary Herick resigned as the Company's Chief Financial Officer. Mr. Herick remains a director of the Company and will assume the title of Director of Finance focusing on raising capital and investor relations.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CANNAPHARMARX, INC.


                                 By:    /s/ Gerry Crocker
                                 ---------------------------------
                                        Gerry Crocker

                                 Title: Chief Executive Officer



Date: February 12, 2015